As filed with the Securities and Exchange Commission on April 4, 2025

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-2685744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2200 N. Commerce Parkway, Suite 208

Weston, FL 33326

(754) 231-1688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen C. Glover

Chief Executive Officer

ZyVersa Therapeutics, Inc.

2200 N. Commerce Parkway, Suite 208

Weston, FL 33326

(754) 231-1688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Faith L. Charles

Todd Mason

Thompson Hine LLP

300 Madison Avenue, 27th Floor

New York, New York 10017-6232

Phone: (212) 344-5680

Fax: (212) 344-6101

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 4, 2025

PROSPECTUS

2,105,265 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrants

2,105,265 Shares of Common Stock Issuable Upon Exercise of Series A-3 Common Stock Purchase Warrants

This prospectus relates to the offer and resale of up to an aggregate of 4,210,530 shares of common stock, par value $0.0001 per share (the “Common Stock”) of ZyVersa Therapeutics, Inc. (the “Company,” “we,” “our” or “us”), held by the selling stockholder listed in this prospectus or its permitted transferees (the “Selling Stockholder”). The shares of Common Stock registered for resale pursuant to this prospectus are comprised of (i) 2,105,265 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”), and (ii) 2,105,265 shares of Common Stock (the “Common Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares”) issuable upon exercise of Series A-3 common stock purchase warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”). The Pre-Funded Warrants and Common Warrants were issued by us to the Selling Stockholder in a private placement which closed on March 7, 2025 (the “Private Placement”). For additional information about the Private Placement, see “Prospectus Summary — Private Placement.”

We are registering the Warrant Shares on behalf of the Selling Stockholder to be offered and sold by them from time to time. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of our Common Stock by the Selling Stockholder in the offering described in this prospectus. The Selling Stockholder may sell any, all, or none of the Warrant Shares offered by this prospectus. In the event the Selling Stockholder exercises all of the Warrants in cash at their applicable exercise prices of $0.0001 for the Pre-Funded Warrants or $1.00 for the Common Warrants, we would receive approximately $2,105,475 of gross proceeds resulting from such exercise. We intend to use those proceeds, if any, for working capital or general corporate purposes. For more information, see “Use of Proceeds.”

The Selling Stockholder, or their respective transferees, pledgees, donees or other successors-in-interest, may offer or sell the Warrant Shares from time to time in a number of different ways and at varying prices, including through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. See the “Plan of Distribution” section of this prospectus for more information about how the Selling Stockholder may sell or dispose of the shares of Common Stock being registered pursuant to this prospectus.

This prospectus describes the general manner in which the Warrant Shares may be offered and sold. When the Selling Stockholder sell shares of Common Stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify, or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement, any documents we incorporate by reference into this prospectus, and any accompanying prospectus supplement before you make your investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 5 of this prospectus, as well as in the other documents that are incorporated by reference into this prospectus.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ZVSA.” On April 3, 2025, the last reported sale price of our common stock was $0.609 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 2025

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus may contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including, but not limited to, statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance are forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “can,” “could,” “estimates,” “anticipates,” “assumes,” “contemplates,” “expects,” “seeks,” “projects,” “intends,” “targets,” “plans,” “points to,” “predicts,” “indicates,” “may,” “might,” “should,” “potential,” “will” or “would” or, in each case, their negative or other variations or comparable terminology, although not all forward-looking statements contain these identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Factors that may impact such forward-looking statements include:

●	Our ability to maintain adequate technology, intellectual property, data privacy, and cybersecurity practices.

●	Our reliance on third parties.

●	The risks related to general economic and financial market conditions, including the impact of supply chain disruptions and inflationary cost pressures.

●	The possibility of an economic recession.

●	The impact of the political, legal, and regulatory environment.

●	The changing landscape of the industries in which we operate.

●	Our ability to raise capital, which may not be available on acceptable terms or at all, to execute our business plan.

●	The outbreak of an infectious disease, such as the COVID-19 or a new variant thereof, or emergence of another epidemic or pandemic that can potentially disrupt our business plans, product development activities, ongoing clinical trials, including the timing and enrollment of patients, and the health of our employees.

●	The limited liquidity and trading of our common stock.

●	Volatility in the price of our common stock due to a variety of factors, including changes in the competitive and highly regulated industries in which we operate, variations in performance across competitors, and changes in laws and regulations affecting our business.

●	Our ability to maintain the listing of our common stock on The Nasdaq Capital Market.

●	Geopolitical changes and changes in applicable laws or regulations.

●	Our operational risks.

●	Litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands resulting therefrom.

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Forward-looking statements contained in this prospectus are based on the Company’s current expectations and beliefs and are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, that information may be limited or incomplete. Our forward-looking statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

These risks and uncertainties include, but are not limited to, those factors discussed under the heading “Risk Factors” below and those described in the section titled “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in our forward-looking statements. Furthermore, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

We qualify all of our forward-looking statements by these cautionary statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You should read this prospectus and the documents incorporated by reference herein and filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”). Under this Registration Statement, the Selling Stockholder may sell from time to time in one or more offerings the Common Stock described in this prospectus. We will not receive any proceeds from the sale of the Warrant Shares by the Selling Stockholder. In the event the Selling Stockholder exercises all of the Warrants in cash at their applicable exercise prices of either $0.0001 per Pre-Funded Warrant or $1.00 per Common Warrant, we would receive approximately $2,105,475 of gross proceeds resulting from such exercise. Any proceeds that we receive from the exercise of such Warrants will be used for working capital and general corporate purposes.

We have not, and the Selling Stockholder has not authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference to this prospectus, any applicable prospectus supplement, or any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Selling Stockholder take responsibility for, or provide assurance as to the reliability of any other information that others may give you. We are not, and the Selling Stockholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information contained in or incorporated by reference to this prospectus, any applicable prospectus supplement, or in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should read in their entirety this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this prospectus and the documents incorporated by reference to this prospectus, any applicable prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this prospectus, before making an investment decision. You should also read and consider the information in the documents to which we have referred to you in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The Selling Stockholder is offering to sell, and seeking offers to buy the securities offered by the Selling Stockholder described in this prospectus only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and this offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to this offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with an offer to sell, or a solicitation of an offer to buy any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, references to “ZyVersa”, “Company”, “we”, “us”, “our”, or similar references mean ZyVersa Therapeutics, Inc. unless otherwise stated or the context otherwise requires.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including all documents incorporated by reference. In particular, attention should be directed to our “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus, including any prospectus supplement incorporated by reference hereto, and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto.

Overview

We are a clinical stage biopharmaceutical company leveraging proprietary technologies to develop drugs for patients with chronic renal or inflammatory diseases with high unmet medical needs. Our mission is to develop drugs that optimize health outcomes and improve patients’ quality of life.

We have two proprietary globally licensed drug development platforms, each of which was discovered by research scientists at the University of Miami, Miller School of Medicine (the “University of Miami” or “University”). These development platforms are:

●	Cholesterol Efflux Mediator™ VAR 200 (2-hydroxypropyl-beta-cyclodextrin or “2HPβCD”) is an injectable drug in clinical development for treatment of renal diseases. VAR 200 was licensed to us from L&F Research LLC on December 15, 2015. L&F Research was founded by the University of Miami research scientists who discovered the use of VAR 200 for renal diseases.

●	Inflammasome ASC Inhibitor IC 100 is a humanized monoclonal antibody in preclinical development for treatment of inflammatory conditions. IC 100 was licensed from InflamaCore, LLC to us on April 18, 2019. InflamaCore, LLC was founded by the University of Miami research scientists who invented IC 100.

We believe that each of our product candidates has the potential to treat numerous indications in their respective therapeutic areas. Our strategy is to focus on indication expansion to maximize commercial potential.

Our renal pipeline is initially focused on rare, chronic glomerular diseases. Our lead indication for VAR 200 is focal segmental glomerulosclerosis (“FSGS”). On January 21, 2020, we filed an Investigational New Drug application (“IND”) for VAR 200, and the United States Food and Drug Administration (“FDA”) has allowed our development plans to proceed to a Phase 2a trial in patients with FSGS based on the risk/benefit profile of the active ingredient (2HPβCD). Prior to initiating a Phase 2a trial in patients with FSGS, we are planning to initiate a small open-label Phase 2a trial in patients with diabetic kidney disease in H1-2025, in which we expect to obtain patient proof-of-concept data more quickly than in an FSGS trial. This will enable assessment of drug effects as patients proceed through treatment and will provide insights for developing a lager Phase 2a/b protocol in patients with FSGS. VAR 200 has pharmacologic proof-of-concept data in animal models representative of FSGS, Alport Syndrome, and diabetic kidney disease providing opportunity for indication expansion.

Our Inflammasome ASC Inhibitor IC 100 focuses on chronic inflammatory diseases. Our lead indication for IC 100 is obesity with metabolic complications. IC 100’s preclinical development is nearing completion. Our focus is on advancing IC 100 toward a currently planned IND submission in H2-2025, followed by initiation of a Phase 1 trial in healthy overweight patients with a BMU between 27 – 30. IC 100 has preclinical data in animal models representing six different indications, each demonstrating that IC 100 attenuates pathogenic inflammasome signaling pathways leading to reduced inflammation and improved histopathological and/or functional outcomes. Those indications are stroke-related cardiovascular injury, retinopathy of prematurity (“ROP”), multiple sclerosis (“MS”), acute respiratory distress syndrome (“ARDS”), spinal cord injury, and traumatic brain injury (TBI). Likewise, preclinical studies are underway in Alzheimer’s and Parkinson’s diseases, and we are preparing to initiate IND-enabling preclinical studies in animal models of diet-induced obesity.

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Private Placement

On March 5, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which the Investor purchased an aggregate of (i) Pre-Funded Warrants to purchase up to an aggregate of 2,105,265 shares of Common Stock, and (ii) Common Warrants to purchase up to an aggregate of 2,105,265 shares of Common Stock. Each Pre-Funded Warrant is immediately exercisable upon issuance and has an exercise price of $0.0001 per share. The issuance of the shares of Common Stock underlying the Common Warrants is subject to stockholder approval under applicable rules and regulations of The Nasdaq Stock Market LLC, to the extent required by such rules and regulations (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective, the “Stockholder Approval Date”). The initial exercise date of the Common Warrants is the Stockholder Approval Date, and the exercise price thereof is $1.00 per share.

The Purchase Agreement contained customary representations and warranties of the Company, indemnification obligations of the Company, closing conditions, termination provisions, and provided the purchasers with certain registration rights, pursuant to which we have filed the registration statement of which this prospectus is a part.

Corporate Information

On December 12, 2022 (the “Closing Date”), we consummated a business combination pursuant to the terms of that certain Business Combination Agreement, dated July 20, 2022, as amended from time to time (the “Business Combination Agreement”), by and among ZyVersa Therapeutics, Inc., a Florida corporation (“Old ZyVersa”), the representative of Old ZyVersa’s shareholders named therein (the “Securityholder Representative”), Larkspur Health Acquisition Corp., a Delaware corporation (“Larkspur”) and Larkspur Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Larkspur (the “Merger Sub”). Pursuant to the terms of the Business Combination Agreement (and upon all other conditions of the Business Combination Agreement being satisfied or waived), on the Closing Date of the Business Combination and transactions contemplated thereby, (i) Larkspur changed its name to “ZyVersa Therapeutics, Inc.”, a Delaware corporation and (ii) the Merger Sub merged with and into Old ZyVersa (the “Merger”), with Old ZyVersa as the surviving company in the Merger and, after giving effect to such Merger, Old ZyVersa became a wholly-owned subsidiary of the Company.

Our principal executive offices are located at 2200 North Commerce Parkway, Suite 208, Weston, Florida 33326, and our telephone number is (754) 231-1688. Our website address is http://www.zyversa.com. The information contained on or otherwise accessible through our website is not part of this prospectus.

3

The Offering

Shares of Common Stock offered by the Selling Stockholder	4,210,530 shares of Common Stock consisting of (i) 2,105,265 Pre-Funded Warrant Shares, and (ii) 2,105,265 Common Warrant Shares.

Use of proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of Common Stock covered hereby by the Selling Stockholder. To the extent any Warrants are exercised for cash, we intend to use such proceeds for working capital or general corporate purposes. See “Use of Proceeds.”

Terms of this offering; Determination of offering price

The Selling Stockholder, including their transferees, donees, pledgees, assignees, and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholder may offer or sell the shares of Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price, or at privately negotiated prices.

The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Determination of Offering Price” and “Plan of Distribution” for more information.

Nasdaq symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ZVSA”.

Risk Factors	Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” on page 5 of this prospectus and under similar headings in other documents incorporated by reference herein.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before deciding whether to invest in our securities, you should carefully consider the following risk factors and the risk factors discussed under the sections titled “Risk Factors” in our most recent Annual Reports on Form 10-K and Form 10-K/A, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently believe are not material may also affect our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement or free writing prospectus.

Risks Related to This Offering

The sale or availability for sale of the Warrant Shares issuable upon exercise of the Warrants may depress the price of our Common Stock and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that the Selling Stockholder sells Warrant Shares issued upon exercise of the Warrants, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the dilution from issuances of such Warrant Shares may cause stockholders to sell their shares of our Common Stock, which could further contribute to any decline in the price of our Common Stock. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares of our Common Stock being sold, which could further contribute to any decline in the market price of our Common Stock.

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We cannot predict what effect, if any, sales of shares of our Common Stock in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding options, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

Management will have broad discretion as to the use of the proceeds from the offering, and uses may not improve our financial condition or market value.

We will not receive any proceeds from the sale of the Warrant Shares by the Selling Stockholder. In the event the Selling Stockholder exercises all of the Warrants in cash at their applicable exercise prices of either $0.0001 per Pre-Funded Warrant or $1.00 per Common Warrant, we may receive approximately $2,105,475 of gross proceeds resulting from such exercise. Any proceeds that we receive from the exercise of such Warrants will be used for working capital and general corporate purposes. Because we have not designated the amount of proceeds from the offering to be used for any particular purpose, our management will have broad discretion as to the application of such proceeds and could use them for purposes other than those contemplated hereby. Our management may use the proceeds for corporate purposes that may not improve our financial condition or market value.

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Risks Related to Our Business, Financial Position and Need for Capital

We may be unable to continue as a going concern.

We are a development stage pharmaceutical company with no commercial products. Our primary product candidates are in the process of being developed and will require significant additional preclinical and clinical development and investment before they could potentially be commercialized. As a result, we have not generated any revenue from operations since inception, and we have incurred substantial net losses to date. Moreover, our cash position is vastly inadequate to support our business plans and substantial additional funding will be needed in order to pursue those plans, which include research and development of our primary product candidates, seeking regulatory approval for those product candidates, and pursuing their commercialization in the United States and other markets. Our independent registered public accounting firm’s report for the year ended December 31, 2024, contains an explanatory paragraph that expresses doubt about our ability to continue as a going concern. Those circumstances raise substantial doubt about our ability to continue as a going concern. In particular, we believe that our current cash on hand will only be sufficient to meet our anticipated cash requirements on a month-to month basis. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. In addition, our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect the value of our capital stock and our ability to raise new capital or to enter into critical contractual relations with third parties.

We will need additional capital to develop and commercialize our product candidates. If we are unable to raise sufficient capital, we would be forced to delay, reduce or eliminate our product development programs.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is expensive. We expect our research and development expenses to increase in connection with our ongoing activities, particularly as we start clinical trials for VAR 200 and conduct preclinical development of IC 100. We have no commitments or arrangements for any additional financing to fund our development and commercialization efforts for VAR 200, IC 100, or any other product candidate that we may seek to develop. We will need to raise substantial additional capital to develop and commercialize VAR 200, IC 100, and any other product candidate that we may seek to develop. Because successful development of VAR 200 or IC 100 is uncertain, we are unable to estimate the actual funds required to complete their development and commercialization.

Until we can generate a sufficient amount of revenue from VAR 200, IC 100, or any other product candidate that we may seek to develop, if ever, we expect to finance future cash needs through public or private equity offerings, debt financings or corporate collaborations and licensing arrangements. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of, or curtail, our operations. To the extent that we raise additional funds by issuing equity securities, or securities convertible into equity securities, the ownership of our then existing stockholders may be diluted, which dilution could be significant depending on the price at which we may be able to sell our securities. Also, if we raise additional capital through the incurrence of indebtedness, we may become subject to additional covenants restricting our business activities, the holders of debt instruments may have rights and privileges senior to those of our equity investors, and servicing the interest and principal repayment obligations under such debt instruments could divert funds that would otherwise be available to support research and development, clinical or commercialization activities. As a result, we may not be able to enter into collaborations that we seek to establish. To the extent that we raise additional funds through collaborations and licensing arrangements, it may be necessary to relinquish some rights to our technologies or our product candidates or grant licenses on terms that may not be favorable to us. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time.

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Our future funding requirements, both near and long-term, will depend on many factors, including, but not limited to:

●	the initiation, progress, timing, costs and results of preclinical and clinical trials for our product candidates;

●	whether the FDA requires that we perform additional studies for our product candidates that we seek to develop beyond those that we anticipate;

●	the terms and timing of any future collaboration, licensing or other arrangements that we may establish;

●	the outcome, timing, and cost of regulatory approvals;

●	the effect of competing technological and market developments;

●	the cost and timing of establishing commercial-scale outsourced manufacturing capabilities;

●	market acceptance of our product candidates, if we receive regulatory approval;

●	the cost of establishing sales, marketing, and distribution capabilities for our product candidates, if we receive regulatory approval; and

●	the extent to which we acquire, license, or invest in businesses, products or technologies.

7

USE OF PROCEEDS

The Common Stock to be offered and sold pursuant to this prospectus will be offered and sold by the Selling Stockholder named in this prospectus. Accordingly, we will not receive any proceeds from any sale or disposition of shares of Common Stock held by the Selling Stockholder pursuant to this prospectus. To the extent all of the Warrants are exercised for cash at their applicable exercise prices of $0.0001 per Pre-Funded Warrant or $1.00 per Common Warrant, we would receive in aggregate gross proceeds of $2,105,475. There can be no assurance that any of the Warrants will be exercised by the Selling Stockholder, or that they will exercise any of the Warrants for cash instead of using any applicable cashless exercise feature.

We intend to use the net proceeds, if any, from the cash exercise of the Warrants for working capital or general corporate purposes.

8

DETERMINATION OF OFFERING PRICE

The Selling Stockholder will offer or sell the shares of Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price, or at privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Plan of Distribution” for more information.

9

SELLING STOCKHOLDER

This prospectus covers the resale or other disposition by the Selling Stockholder identified in the table below of up to an aggregate of 4,210,530 shares of our Common Stock issuable upon the exercise of the Warrants. The Selling Stockholder acquired their securities in the transactions described above in the section titled “Prospectus Summary — Private Placement.”

The Warrants held by the Selling Stockholder contains beneficial ownership limitations which prevent the holder from exercising such Warrants if such exercise would cause the Selling Stockholder, together with certain related parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as the case may be, of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination, shares of Common Stock issuable upon exercise of the Warrants which have not been exercised. The Selling Stockholder may increase or decrease its beneficial ownership limitation upon notice to the Company, provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

The table below sets forth, as of April 3, 2025, the following information regarding the Selling Stockholder:

●	the names of the Selling Stockholder;

●	the number of shares of Common Stock owned by the Selling Stockholder prior to this offering, without regard to any beneficial ownership limitations contained in the Warrants;

●	the number of shares of Common Stock to be offered by the Selling Stockholder in this offering;

●	the number of shares of Common Stock to be owned by the Selling Stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus; and

●	the percentage of our issued and outstanding shares of Common Stock to be owned by Selling Stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of April 3, 2025.

Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholder has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of April 3, 2025.

All information with respect to the Common Stock ownership of the Selling Stockholder has been furnished by or on behalf of the Selling Stockholder. We believe, based on information supplied by the Selling Stockholder, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholder. Because the Selling Stockholder identified in the table may sell some or all of the shares of Common Stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholder upon termination of this offering. In addition, the Selling Stockholder may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholder will sell all of the shares of Common Stock owned beneficially by it that are covered by this prospectus, but will not sell any other shares of Common Stock that they presently own. Except as set forth below, the Selling Stockholder has not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Stockholder	Shares Owned prior to Offering (1)		Shares Offered by this Prospectus	Shares Owned after Offering		Percentage of Shares Beneficially Owned after Offering (1)
Armistice Capital, LLC	5,167,730	(2)	4,210,530	957,200	(3)	4.99	%(4)

(1)	Percentages are based on 2,568,191 shares of Common Stock outstanding as of April 3, 2025, assuming the resale of all of the shares of Common Stock covered by this prospectus.

(2)	Includes (i) 2,105,265 shares of Common Stock underlying the Pre-Funded Warrants; (ii) 2,105,265 shares of Common Stock underlying the Series A-3 Warrants and (iii) 957,200 shares of Common Stock underlying the A-2 Common Warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Common Warrants are subject to a beneficial ownership limitation of 4.99% and the Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%. The beneficial ownership limitations restrict the Selling Stockholder from exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of each respective beneficial ownership limitation. The beneficial ownership limitations are not reflected in the “Shares Owned Prior to Offering.” The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Assumes the sale of all shares of Common Stock underlying the Pre-Funded Warrants and the Series A-3 Common Warrants, without accounting for any beneficial ownership limitations. Consists of 957,200 shares of Common Stock underlying the A-2 Common Warrants, which contain a 4.99% beneficial ownership limitation. The beneficial ownership limitation is not reflected in the “Shares Owned after Offering.”

(4)	Based upon the 4.99% beneficial ownership limitation contained in the A-2 Common Warrants.

10

PLAN OF DISTRIBUTION

The Selling Stockholder of the securities and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices.

The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

11

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ZVSA”.

12

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. The following description summarizes some of the terms of our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Second Amended and Restated Bylaws (the “Bylaws”), and of the General Corporation Law of the State of Delaware (the “DGCL”). This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

In the event of our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, powers, preferences and privileges of holders of the common stock are subject to those of the holders of any shares of preferred stock that the board of directors may authorize and issue in the future.

Dividends

Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends is dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our board of directors may regard as relevant.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

Anti-Takeover Provisions

The Certificate of Incorporation and Bylaws contain provisions that may delay, deter or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

13

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Board Composition, Filling Vacancies, and Staggered Board of Directors

The Certificate of Incorporation provides that directors may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors. Any vacancies on the board of directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of preferred stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal. Furthermore, the Certificate of Incorporation divides our board of directors into three classes with staggered three-year terms. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Special Meetings of Stockholders

Our Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of the board of directors, (b) the board of directors or (c) the Chief Executive Officer or President of the Company, provided that such special meeting may be postponed, rescheduled or canceled by the board of directors or other person calling the meeting. The Bylaws limit the business that may be conducted at an annual or special meeting of stockholders to those matters properly brought before the meeting.

Action by Written Consent

Our Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing and in proper form to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made. The Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment of Bylaws

The board of directors is expressly authorized to adopt, amend or repeal the Bylaws. Our stockholders also have the power to adopt, amend or repeal the Bylaws; provided, that in addition to any vote of the holders of any class or series of stock of the Company required by applicable law or by our Certificate of Incorporation and Bylaws, the adoption, amendment or repeal of the Bylaws by the stockholders requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote generally in an election of directors, voting together as a single class.

14

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation provides that no director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Delaware law provides that a director or officer of the corporation’s personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer may be eliminated or limited, except liability for:

●	any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions;

●	any transactions from which the director or officer derived an improper personal benefit; and

●	an officer in any action by or in the right of the corporation.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Our Certificate of Incorporation also provides that we generally will indemnify our current and former directors and officers to fullest extent authorized or permitted by applicable law.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of our Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our common stock is listed on the Nasdaq under the symbol “ZVSA.”

15

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The financial statements of ZyVersa Therapeutics, Inc. as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this registration statement, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference in this registration statement, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing. The above referenced report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at https://investors.zyversa.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC through the SEC’s website at the address provided above. Forms of the indenture and other documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

16

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

●	Our Current Report on Form 8-K filed with the SEC on March 7, 2025; and

●	the description of our securities set forth in Exhibit 4.20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, together with any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at www.sec.gov. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

ZyVersa Therapeutics, Inc.

Attn: Secretary

2200 N. Commerce Parkway, Suite 208

Weston, Florida 33326

(754) 231-1688

17

2,105,265 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrants

2,105,265 Shares of Common Stock Issuable Upon Exercise of Series A-3 Common Stock Purchase Warrants

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
SEC Registration Fee	$393
Legal Fees and Expenses	20,000
Accounting Fees and Expenses	25,000
Transfer Agent and Registrar fees and expenses	5,000
Miscellaneous Expenses	4,802
Total expenses	$55,195

Item 15.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

S-1

Section 102(b)(7) of the DGCL provides that a corporation’s Certificate of Incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation.

Additionally, our Certificate of Incorporation limits the liability of our directors and officers to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all fees, expenses and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

S-2

Item 16.	Exhibits

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of July 20, 2022, by and among Larkspur Health Acquisition Corp., Larkspur Merger Sub Inc., Stephen Glover and ZyVersa Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2022).
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2025).
4.2	Form of Series A-3 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2025).
5.1	Opinion of Thompson Hine LLP.
10.1	Form of Securities Purchase Agreement, dated March 5, 2025, by and between the Company and the Investor named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2025).
10.2	Placement Agency Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2025).
23.1	Consent of Marcum LLP.
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
107	Filing Fee Table.

†	Certain portions of this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10). The Registrant agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon its request.

S-3

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	If the registrant is relying on Rule 430B:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, State of Florida, on April 4, 2025.

Zyversa Therapeutics, Inc.

By:	/s/ Stephen C. Glover
Name:	Stephen C. Glover
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of ZyVersa Therapeutics, Inc. hereby severally constitute and appoint Stephen C. Glover and Peter Wolfe, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen C. Glover	Chief Executive Officer, President and Chairman	April 4, 2025
Stephen C. Glover	(Principal Executive Officer)

/s/ Peter Wolfe	Chief Financial Officer and Secretary	April 4, 2025
Peter Wolfe	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert G. Finizio	Director	April 4, 2025
Robert G. Finizio

/s/ Min Chul Park	Director	April 4, 2025
Min Chul Park, Ph.D.

/s/ James Sapirstein	Director	April 4, 2025
James Sapirstein

/s/ Gregory Freitag	Director	April 4, 2025
Gregory Freitag

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